IRREVOCABLE UNDERTAKING
This irrevocable undertaking (the "Undertaking") is made on [**] April 2018 by [**], a company duly incorporated and organized under the laws of [**], with corporate registration number [**], having its principal office at [**] (the "Shareholder") to the benefit of Off The Shelf 10036 AB (under name change to Alexion Pharma Nordics Holding AB), corporate registration number 559097-5495, (the “Offeror”), a bidding vehicle directly or indirectly wholly-owned by Alexion Pharmaceuticals, Inc., in relation to the contemplated recommended public tender offer by the Offeror to acquire all outstanding shares in Wilson Therapeutics AB, corporate registration number 556893-0357, ("Target" or the “Company”) at an offer price of SEK 232 in cash per share and in all material respects in accordance with the draft press release set out in Schedule 1 (the "Offer").
In order to encourage the Offer to be made, the Shareholder is willing to commit to tender the Shares (as defined below) in the Offer and to support the Offer if and when made in accordance with the terms and conditions herein.

1.	The Shareholder's Undertaking

1.1
The Shareholder agrees to make the irrevocable undertaking set out herein regarding (i) its current shareholding of [**] shares in Target and (ii) all additional shares in Target that the Shareholder may acquire from the date of this Undertaking up to and until the end of the acceptance period under the Offer (the "Shares").

1.2
Subject to the Shareholder having the benefit of any improvement of the Offer granted to other shareholders of the Company, the Shareholder hereby irrevocably undertakes to accept the Offer in respect of all Shares, during the acceptance period for the Offer (excluding any potential extension thereof). The Shareholder shall not be allowed to withdraw its acceptance irrespective of any withdrawal right generally available to Target's shareholders.

1.3	The Shareholder undertakes:

(i)
not to offer, sell, transfer, charge, pledge or grant any option over or otherwise dispose of any of the Shares, or any interest in any of the Shares, whether directly or indirectly, except to the Offeror under the Offer;

(ii)	subject to Section 2 below not to accept (conditionally or unconditionally) any other offer in respect of any of the Shares;

(iii)	not to directly or indirectly solicit or encourage proposals or offers from third parties for the acquisition of shares in Target;

(iv)
subject to Section 3.2 below not to make any public announcement or communication in connection with the Offer, or concerning Target without Offeror’s prior consent such consent not to be unreasonably withheld or delayed;

(v)	not to make any public offer for or acquisition of any shares in Target; and

(i)	not to propose or vote in favor of any resolution, or take any action or make any statement, which could prejudice or frustrate the success of the Offer.

1.4
The Shareholder represents and warrants that it is the owner of, and has all relevant authority to accept (or procure the acceptance of) the Offer in respect of the Shares, which Shares are, and upon and following the tender of the Shares will be, free and clear of encumbrances of any kind. The Shareholder further represents and warrants that it has no interest in any shares or other securities of Target other than the Shares.

2.	Superior offers and right to match

2.1
In the event that a third party announces a public offer to acquire all the shares in Target for a price which, at close of business on the announcement date for such third party offer, exceeds the value of the Offer by more than 10 percent (a "Superior Offer") before the earlier of (i) the expiration of the acceptance period (including any extension) under the Offer and (ii) the Offer is declared unconditional at an acceptance level exceeding 90 percent of all outstanding shares in the Target , and provided that the Offeror has not publicly announced an increased Offer in which the offer price is equal to or exceeds the price in the Superior Offer (an “Increased Offer”) no later than five (5) business days from the date of announcement of the Superior Offer (“Right to Match” and such period being the “Matching Right Period”), then this Undertaking shall lapse and the Shareholder shall be entitled to withdraw its acceptance of the Offer and accept the Superior Offer (an “Successful Superior Offer”). In case an Increased Offer is made and the Superior Offer is thereafter increased to exceed the Increased Offer and such increased Superior Offer is recommended by the Board of Directors of the Company (an “Increased Superior Offer”), and provided that the Offeror does not exercise its Right to Match the Increased Superior Offer, then this Undertaking shall lapse and the Shareholder shall be entitled to withdraw any acceptance of the Offer and accept the Increased Superior Offer (an “Successful Increased Superior Offer”).

2.2
For the purposes of determining whether a Superior Offer exceeds the Offer, or, as the case may be, an Increased Superior Offer exceeds an Increased Offer, the following shall apply; (i) if the Superior Offer or, as the case may be, the Increased Superior Offer includes a cash alternative and a not all cash alternative, then the higher of (a) the value of the cash alternative and (b) the fair market value of the not all cash alternative shall be elected for the determination of the offer value; (ii) if the consideration under the Superior Offer or, as the case may be, the Increased Superior Offer consists (wholly or partly) of listed securities, such offer shall be valued based on the Prevailing Conditions (as defined below) on the last completed trading day before announcement of the Superior Offer or, as the case may be, the Increased Superior Offer; and (iii) if the consideration under the Superior Offer or, as the case may be, the Increased Superior Offer consists (wholly or partly) of, non-listed loan/debt instruments, contingent value rights or similar instruments, then the value of such form of consideration shall be valued at the fair market value; provided however that if this Section 2.2 (i) or (iii) becomes applicable then the Matching Right Period shall be extended to ten (10) business days from the date of announcement of the Superior Offer or, as the case may be, the Increased Superior Offer.

2.3
The “Prevailing Conditions” shall mean (i) the quotation or price (as derived from the relevant exchange) of the listed securities that are offered in the Superior Offer or, as the case may be, the Increased Superior Offer, at the close of business on the trading day specified above and (ii) if the currency of the consideration under an offer is not in SEK, the currency conversion shall be calculated based on the applicable currency/SEK exchange rate on the day immediately preceding the date the offer was publicly announced, as derived from the European Central Bank’s daily foreign exchange reference rate at close of business of such day.

2.4	For the avoidance of doubt, the Right to Match shall apply to each and every Superior Offer and each and every Increased Superior Offer.

3.	DISCLOSURE

3.1
The Shareholder accepts that the Offeror may only disclose information about the existence or the contents of this Undertaking (the following (i)-(iii) to be exhaustive); (i) if required by applicable law or stock exchange regulation or the relevant stock exchange or supervisory authority, in which case the Offeror shall to the extent reasonably practicable consult with the Shareholder prior to such disclosure; (ii) to the Board of Directors in Target and to any other shareholder in Target from which an undertaking to accept the Offer or support statements in relation to the Offer are being requested; and (iii) in the announcement of the Offer and in the offer document in relation to the Offer.

3.2
The Shareholder undertakes not to disclose any information about the existence or the contents of this Undertaking, except as required by applicable law, stock exchange regulation or the relevant stock exchange or supervisory authority, in which case the Shareholder shall to the extent reasonably practicable consult with the Offeror prior to such disclosure. This undertaking shall not apply to any disclosures made by the Shareholder to the Shareholder’s professional advisors and/or, on a need-to-know basis, to its affiliates as long as such advisors and/or affiliates are under an obligation to keep disclosed information confidential. Furthermore this non-disclosure undertaking shall immediately lapse upon any announcement made pursuant to section 3.1 (iii) above.

4.	Termination
4.1 This Undertaking shall terminate automatically and be of no further force or effect at the earlier of; (i) [12] April 2018 [Note: Date to be the day after the intended launch date], provided that the Offer has not been made (i.e. the Offeror does not issue a public announcement of the Offer) before such date, (ii) the date the Offeror announces that the Offer has lapsed or is withdrawn, (iii) the date of a Successful Superior Offer or a Successful Increased Superior Offer in accordance with Section 2, or (iv) the Offer has not been declared unconditional before [9 July] 2018 [Note: Date to be the day occurring 90 days after the intended launch date]. Any such termination shall be effective immediately.

4.2	The termination of this Undertaking shall not release the Offeror from the Offeror’s non-disclosure obligation in Section 3.1.

5.	Miscellaneous

5.1
If the Offeror extends the acceptance period of the Offer and/or increases the offer price in the Offer or otherwise revises the Offer, this Undertaking shall apply mutatis mutandis to such revised offer.

5.2	Nothing in this Undertaking shall be construed as an obligation for the Offeror to make or complete the Offer.

5.3
The Shareholder shall bear its own costs incurred by it in connection with the preparation, negotiation and entry into of this Undertaking and shall not bear any costs incurred by the Offeror in connection with the preparation, negotiation and entry into of this Undertaking.

5.4
The Shareholder agrees to keep confidential any information concerning the Offer and not to deal or recommend others to deal in Target shares before such information becomes publicly available. The confidentiality undertaking set out in this section 5.4 shall not apply to any disclosures made by the Shareholder to the Shareholder’s professional advisors and/or, on a need-to-know basis, to its affiliates as long as such advisors and/or affiliates are under an obligation to keep disclosed information confidential. Furthermore the confidentiality undertaking set out in this section 5.4 shall immediately lapse upon any announcement made pursuant to section 3.1 (iii) above.

5.5
In the event the Offer is withdrawn, all obligations of the Shareholder shall cease and the Shareholder shall have no claims against the Offeror whatsoever (except claims for the reversion of tendered Shares).

6.	Governing Law and Disputes
This Undertaking shall be governed by and construed in accordance with the laws of Sweden. Any dispute, controversy or claim arising out of, or in connection with, this Undertaking, or the breach, termination or invalidity of the Undertaking, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English.

____________________

Date: [*] April 2018
[SHAREHOLDER]

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Name:
Title:
Date: April 2018
Off The Shelf 10036 AB (under name change to Alexion Pharma Nordics Holding AB)

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Name:
Title: